        As filed with the Securities and Exchange Commission on April 28, 1997
                                                   Registration No. 333-________
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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                                 ELTRAX SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)

                MINNESOTA                                41-1484525
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                 Identification No.)

    10901 RED  CIRCLE DRIVE, SUITE 345                      55343
         MINNETONKA, MINNESOTA                           (Zip Code)
 (Address of Principal Executive Offices)

                     -------------------------------------------

                                 ELTRAX SYSTEMS, INC.
                              1995 STOCK INCENTIVE PLAN
                                         AND
                                 ELTRAX SYSTEMS, INC.
                              1997 STOCK INCENTIVE PLAN
                              (Full titles of the plans)

                     -------------------------------------------

                                 MACK V. TRAYNOR, III
                                 ELTRAX SYSTEMS, INC.
                          10901 RED CIRCLE DRIVE, SUITE 345
                               MINNETONKA, MN  55343891
                       (Name and address of agent for service)
                                    (612) 945-0833
            (Telephone number, including area code, of agent for service)

                     -------------------------------------------

           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
              IMMEDIATELY UPON THE FILING OF THIS REGISTRATION STATEMENT

                     -------------------------------------------
                           CALCULATION OF REGISTRATION FEE


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--------------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM         PROPOSED MAXIMUM
    TITLE OF SECURITIES TO BE     AMOUNT TO BE REGISTERED    OFFERING PRICE PER SHARE    AGGREGATE OFFERING      AMOUNT OF
           REGISTERED                       (1)                        (2)                   PRICE (2)       REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
   Common Stock, par value
   $.01 per share                     1,893,202 shares               $6.0625               $11,477,537.13         $3,479
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of anti-dilution provisions described herein.

(2) Estimated solely for the purpose of calculating the amount of the registration fee and calculated as follows: (i) with respect to options to purchase shares previously granted under the plans, on the basis of the weighted average exercise price of such option grants and (ii) with respect to options and incentive awards to be granted under the plans, on the basis of the average between the bid and asked prices of the Registrant's Common Stock on April 21, 1997 on the Nasdaq SmallCap Market.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                       PART II

                                 INFORMATION REQUIRED
                            IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Eltrax Systems, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement: (1) the Company's Transition Report on Form 10-KSB for the nine month transition period ended December 31, 1996; (2) the Company's Proxy Statement dated April 8, 1997 for the Company's Annual Meeting of Shareholders held on May 15, 1997; (3) the Company's Current Report on Form 8-K dated February 12, 1997; (4) all other reports filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996; and (5) the description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated August 24, 1993, including any amendments or reports filed for the purpose of updating such description (File No. 0-22190).

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered pursuant to this Registration Statement have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The financial statements of the Company incorporated by reference in this Registration Statement have been audited by Coopers & Lybrand L.L.P., independent certified public accountants, for the periods indicated in such firm's report thereon, which report is included in the Company's Transition Report on Form 10-KSB for the nine month transition period ended December 31, 1996. The financial statements audited by Coopers & Lybrand L.L.P. have been incorporated herein by reference in reliance on such firm's report given on their authority as experts in accounting and auditing. To the extent that Coopers & Lybrand L.L.P. audits and reports on the financial statements of the Company issued at future dates, and consents to the use of their reports thereon, such financial statements will also be incorporated by reference in the Registration Statement in reliance upon their reports and said authority.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The Company's Common Stock to be offered pursuant to this Registration Statement has been registered under Section 12 of the Exchange Act as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 302A.521 of the Minnesota Business Corporation Act provides that a Minnesota business corporation shall indemnify any director, officer, employee or agent of the corporation made or threatened to be made a party to a proceeding, by reason of the former or present official capacity (as defined) of the person, against judgments, penalties, fines, settlements and reasonable expenses incurred by the person in connection with the proceeding if certain statutory standards are met. "Proceeding" means a threatened, pending or completed civil, criminal, administrative, arbitration or investigative proceeding, including one by or in the right of the corporation. Section 302A.521 contains detailed terms regarding such right of indemnification and reference is made thereto for a complete statement of such indemnification rights. Article V of the Company's Amended and Restated Articles of Incorporation limits the liability of its directors to the fullest extent permitted by the Minnesota Business Corporation Act. In addition, Article VII of the Company's Bylaws provides that the Company will indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by the Minnesota Business Corporation Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

ITEM 8.  EXHIBITS.

4.1 Specimen Form of the Company's Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-18 (File No. 33-51456)).

4.2 Amended and Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-18 (File No. 33-51456)).

4.3 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1996 (File No. 0-22190)).

5.1 Opinion and Consent of Oppenheimer Wolff & Donnelly (filed herewith electronically).

23.1          Consent of Oppenheimer Wolff & Donnelly (included in Exhibit
              5.1).

23.2 Consent of Coopers & Lybrand L.L.P. (filed herewith electronically).

24.1          Power of Attorney (included on page 5 of this Registration
              Statement).

99.1          1995 Stock Incentive Plan (incorporated by reference to Exhibit
              10.12 to the Company's Annual Report on Form 10-KSB for the year ended March 31, 1995 (File No. 0-22190)).

99.2          1997 Stock Incentive Plan (filed herewith electronically).

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         PROVIDED, HOWEVER, that paragraphs (a)(1) and (a)(2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, except as to certain insurance policies, the registrant has been advised that in the opinion of the Securities and Exchange commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, State of Michigan, on April 28, 1997.

                                  ELTRAX SYSTEMS, INC.


                                  By /s/ William P. O'Reilly
                                     --------------------------------
                                       William P. O'Reilly
                                       Chief Executive Officer, Chairman of the
                                       Board and Director
                                       (Principal Executive Officer)

                                  POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William P. O'Reilly and Mack V. Traynor, III, and each of them, as his true and lawful attorney-in-fact and agent, each with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 28, 1997 by the following persons in the capacities indicated.

/s/ William P. O'Reilly
-------------------------    Chief Executive Officer, Chairman of the Board
William P. O'Reilly               and Director
                             (Principal Executive Officer)

/s/ Nicholas J. Pyett
-------------------------    Chief Financial Officer
Nicholas J. Pyett            (Principal Financial Officer)

/s/ Mack V. Traynor, III
-------------------------    President and Director
Mack V. Traynor, III

/s/ Patrick J. Dirk
-------------------------    Director
Patrick J. Dirk

/s/ Clunet R. Lewis
-------------------------    Director
Clunet R. Lewis

/s/ Walter C. Lovett
-------------------------    Director
Walter C. Lovett

/s/ Thomas F. Madison
-------------------------    Director
Thomas F. Madison

/s/ Howard B. Norton
-------------------------    Director
Howard B. Norton

                                  INDEX TO EXHIBITS


Item No.   Description                                   Method of Filing
--------   -----------                                   ----------------

4.1        Specimen Form of the Company's Common         Incorporated by reference to
           Stock Certificate.........................    Exhibit 4.1 to the Company's
                                                         Registration Statement on
                                                         Form S-18 (File No.
                                                         33-51456).

4.2        Amended and Restated Articles of              Incorporated by reference to
           Incorporation of the Company..............    Exhibit 3.1 to the Company's
                                                         Registration Statement on
                                                         Form S-18 (File No.
                                                         33-51456).

4.3        Bylaws of the Company, as amended.........    Incorporated by reference to
                                                         Exhibit 3.2 to the Company's
                                                         Quarterly Report on Form 10-
                                                         QSB for the quarter ended
                                                         September 30, 1996 (File No.
                                                         0-22190).

5.1        Opinion and Consent of Oppenheimer            Filed herewith
           Wolff & Donnelly..........................    electronically.

23.1       Consent of Oppenheimer Wolff & Donnelly...    Included in Exhibit 5.1.

23.2       Consent of Coopers & Lybrand L.L.P........    Filed herewith
                                                         electronically.

24.1       Power of Attorney.........................    Included on page 5 of this
                                                         Registration Statement.

99.1       1995 Stock Incentive Plan.................    Incorporated by reference to
                                                         Exhibit 10.12 to the
                                                         Company's Annual Report on
                                                         Form 10-KSB for the year
                                                         ended March 31, 1995 (File
                                                         No. 0-22190).

99.2       1997 Stock Incentive Plan.................    Filed herewith
                                                         electronically..
